Exhibit 99.1

ALBUQUERQUE, N.M.
February 3, 2022

PNM Resources Announces Preliminary 2021 Results and Earnings Guidance for 2022 and 2023, Increases Common Dividend
Conference call set for 11 a.m. Eastern today

•2021 preliminary GAAP earnings of $2.27 and ongoing earnings of $2.45 per diluted share
•Ongoing earnings guidance ranges of $2.50 - $2.60 for 2022 and $2.60 - $2.75 for 2023
•Increased common stock dividend 6.1% to indicated annual rate of $1.39 per share

PRELIMINARY EARNINGS RESULTS AND GUIDANCE

                PNM Resources (In millions, except EPS)

	2021	2020
GAAP net earnings attributable to PNM Resources	$195.8	$172.8
GAAP diluted EPS	$2.27	$2.15
Ongoing net earnings	$211.1	$182.8
Ongoing diluted EPS	$2.45	$2.28

PNM Resources (NYSE: PNM) today released its preliminary 2021 year-end results. In addition, management announced its 2022 consolidated ongoing earnings guidance of $2.50 to $2.60 per diluted share and 2023 consolidated ongoing earnings guidance of $2.60 to $2.75 per diluted share.

“Last year’s earnings add to our strong track record of delivering results as we continue to invest in critical infrastructure to meet customer needs and enable the clean energy transition,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “We remain committed to our merger with Avangrid and have appealed to the New Mexico Supreme Court in order to bring additional benefits to customers, employees and communities. Throughout the process, we will focus on maintaining strong customer reliability and affordability, transitioning to clean energy and supporting our communities.”

DIVIDEND
The Board of Directors of PNM Resources unanimously voted on February 2, 2022 to increase the company’s annual dividend payment by $0.08 to an indicated annual rate of $1.39 per share of common stock. This is consistent with the company’s target to pay out 55% of annual ongoing earnings and reflects an increase of 6.1%. The Board has declared the resulting quarterly stock dividend of $0.3475 per share, payable February 24, 2022, to shareholders of record at the close of business February 14, 2022.

UPDATE ON MERGER AGREEMENT

On October 21, 2020, PNM Resources announced an agreement to enter into a merger with AVANGRID. Under the terms of the proposed merger, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing.

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During 2021, PNM Resources shareholders, five federal regulatory agencies and the Public Utility Commission of Texas approved the merger, leaving the New Mexico Public Regulation Commission (NMPRC) as the only remaining approval necessary to close the merger. In December 2021, the NMPRC rejected a stipulation agreement reached between parties in support of the merger.

On January 3, 2022, PNM Resources and AVANGRID announced an amendment and extension of their merger agreement to April 20, 2023 and an appeal of the NMPRC decision with the New Mexico Supreme Court. On February 2, 2022, the companies filed their Statement of Issues in the appeal. There is no statutory deadline for the Court to act.

SEGMENT REPORTING OF 2021 PRELIMINARY EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

                    EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	2021	2020	2021	2020
PNM	$1.81	$1.81	$1.85	$1.76
TNMP	$0.74	$0.73	$0.75	$0.74
Corporate and Other	($0.28)	($0.39)	($0.15)	($0.22)

Consolidated PNM Resources	$2.27	$2.15	$2.45	$2.28

Net changes to GAAP and ongoing earnings in 2021 compared to 2020 include:

•PNM: Higher transmission margins, interest savings from refinancing of debt at lower interest rates and higher decommissioning and reclamation trust realized gains increased earnings. These increases were partially offset by planned increases in operational spending, higher depreciation and property tax expenses resulting from additional capital investments and reduced retail load due to milder temperatures in the third and fourth quarters compared to 2020. The net increase in ongoing earnings was partially offset by the dilutive impact of additional shares.

•TNMP: Rate relief from Distribution Cost of Service (DCOS) and Transmission Cost of Service (TCOS) increases were partially offset by higher depreciation and property tax expenses resulting from additional capital investments, planned increases in operational spending and the dilutive impact of additional shares.

•Corporate and Other: Losses were reduced by the interest savings from repayment of debt with proceeds from additional shares of common stock issued in December 2020 and lower interest rates.

In addition, GAAP earnings decreased in 2021 as a result of a net decrease in unrealized gains on investment securities for decommissioning and reclamation trusts, partially offset by lower merger related expenditures.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
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FINANCIAL UPDATE CONFERENCE CALL: 11 A.M. EASTERN THURSDAY, FEB 3

PNM Resources will discuss these items during a live conference call and webcast on Thursday, February 3rd at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Don Tarry, PNM Resources senior vice president and CFO.

The conference call will be simultaneously broadcast and archived on our website at http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10162844. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources financial update”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.
Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with preliminary 2021 consolidated operating revenues of $1.8 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

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Preliminary Unaudited Financial Results
The preliminary unaudited financial results for the fiscal year ended December 31, 2021 included in this press release represent the most current information available to management and are not a comprehensive statement of the financial results for this period. Actual results may differ from these preliminary unaudited results due to the completion of the company's year-end financial closing procedures, including final adjustments, completion of the audit by the company's independent registered public accounting firm, completion of the internal control over financial reporting and other developments that may arise between the date of this press release and the time that financial results for the fiscal year ended December 31, 2021 are finalized.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the preliminary unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.
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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR:	$8,738	$11,552	$(9,070)	$11,220
Adjusting items before income tax effects
Net change in unrealized gains and losses on investment securities2a	3,338	—	—	3,338
Regulatory disallowances and restructuring costs2b	758	—	—	758
Pension expense related to previously disposed of gas distribution business2c	849	—	—	849
Merger related costs2d	18	33	2,525	2,576
Total adjustments before income tax effects	4,963	33	2,525	7,521
Income tax impact of above adjustments[1]	(1,261)	(7)	(641)	(1,909)
Income tax impact of non-deductible merger related costs[3]	4	(41)	170	133
Timing of statutory and effective tax rates on non-recurring items[4]	—	(128)	(135)	(263)
Other income tax impairments and valuation allowances[3]	—	—	1,028	1,028
Total income tax impacts[5]	(1,257)	(176)	422	(1,011)
Adjusting items, net of income taxes	3,706	(143)	2,947	6,510
Ongoing Earnings (Loss)	$12,444	$11,409	$(6,123)	$17,730

Year Ended December 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR:	$155,541	$63,879	$(23,591)	$195,829
Adjusting items before income tax effects
Net change in unrealized gains and losses on investment securities2a	(256)	—	—	(256)
Regulatory disallowances and restructuring costs2b	1,194	—	—	1,194
Pension expense related to previously disposed of gas distribution business2c	3,397	—	—	3,397
Merger related costs2d	580	466	12,268	13,314
Total adjustments before income tax effects	4,915	466	12,268	17,649
Income tax impact of above adjustments[1]	(1,248)	(98)	(3,116)	(4,462)
Income tax impact of non-deductible merger related costs[3]	27	(5)	1,004	1,026
Other income tax impairments and valuation allowances[3]	—	—	1,028	1,028
Total income tax impacts[5]	(1,221)	(103)	(1,084)	(2,408)
Adjusting items, net of income taxes	3,694	363	11,184	15,241
Ongoing Earnings (Loss)	$159,235	$64,242	$(12,407)	$211,070

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Regulatory disallowances and restructuring costs"
[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 14.7% for PNM, 11.0% for TNMP, and 14.2% for PNMR, which reversed by year end

[5] Income tax impacts reflected in "Income Taxes (Benefits)"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$16,671	$11,398	$(19,291)	$8,778
Adjusting items before income tax effects
Net change in unrealized gains and losses on investment securities2a	(16,015)	—	—	(16,015)
Regulatory disallowances and restructuring costs2b	1,098	—	—	1,098
Pension expense related to previously disposed of gas distribution business2c	1,131	—	—	1,131
Merger related costs2d	72	95	15,429	15,596
Total adjustments before income tax effects	(13,714)	95	15,429	1,810
Income tax impacts of above adjustments[1]	3,483	(20)	(3,919)	(456)
Income tax impact of non-deductible merger related costs[3]	752	428	1,257	2,437
Total income tax impacts[4]	4,235	408	(2,662)	1,981
Adjusting items, net of income taxes	(9,479)	503	12,767	3,791
Ongoing Earnings (Loss)	$7,192	$11,901	$(6,524)	$12,569

Year Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$145,473	$58,585	$(31,283)	$172,775
Adjusting items before income tax effects
Net change in unrealized gains and losses on investment securities2a	(14,513)	—	—	(14,513)
Regulatory disallowances and restructuring costs2b	3,009	—	—	3,009
Pension expense related to previously disposed of gas distribution business2c	4,525	—	—	4,525
Merger related costs2d	72	95	17,016	17,183
Total adjustments before income tax effects	(6,907)	95	17,016	10,204
Income tax impacts of above adjustments[1]	1,754	(20)	(4,322)	(2,588)
Income tax impact of non-deductible merger related costs[3]	752	428	1,257	2,437
Total income tax impacts[4]	2,506	408	(3,065)	(151)
Adjusting items, net of income taxes	(4,401)	503	13,951	10,053
Ongoing Earnings (Loss)	$141,072	$59,088	$(17,332)	$182,828

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] (Increases) in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increase of $1.9 million in "Interest Charges", decrease of less than $0.1 million in "Other income" for the year ended December 31, 2020, reflecting disallowances of previously capitalized AFUDC for certain costs included in the AFUDC computation, resulting from a FERC audit; and a net increase of $1.1 million in "Regulatory disallowances and restructuring costs" for the three months and year ended December 31, 2020, resulting from coal mine reclamation remeasurements

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general" of $15.6 million and $17.2 million for the three months and year ended December 31, 2020; and increases of less than $0.1 million in "Taxes other than income taxes" for the three months and year ended December 31, 2020

[3] Additional income tax expense of $1.2 million for non-deductible transaction costs and $1.2 million for merger-related non-deductible compensation for the three months and year ended December 31, 2020.

[4] Income tax impacts reflected in "Income Taxes (Benefits)"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.10	$0.13	$(0.10)	$0.13
Adjusting items, net of income tax effects
Net change in unrealized gains and losses on investment securities	0.03	—	—	0.03
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.02	0.02
Other income tax impairments and valuation allowances	—	—	0.01	0.01
Total Adjustments	0.05	—	0.03	0.08
Ongoing Earnings (Loss)	$0.15	$0.13	$(0.07)	$0.21
Average Diluted Shares Outstanding: 86,125,665

Year Ended December 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.81	$0.74	$(0.28)	$2.27
Adjusting items, net of income tax effects
Net change in unrealized gains and losses on investment securities	—	—	—	—
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.03	—	—	0.03
Merger related costs	—	0.01	0.12	0.13
Other income tax impairments and valuation allowances	—	—	0.01	0.01
Total Adjustments	0.04	0.01	0.13	0.18
Ongoing Earnings (Loss)	$1.85	$0.75	$(0.15)	$2.45
Average Diluted Shares Outstanding: 86,110,820

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.21	$0.14	$(0.24)	$0.11
Adjusting items, net of income tax effects
Net change in unrealized gains and losses on investment securities	(0.15)	—	—	(0.15)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	0.01	0.01	0.15	0.17
Total Adjustments	(0.12)	0.01	0.15	0.04
Ongoing Earnings (Loss)	$0.09	$0.15	$(0.09)	$0.15
Average Diluted Shares Outstanding: 81,340,639

Year Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.81	$0.73	$(0.39)	$2.15
Adjusting items, net of income tax effects
Net change in unrealized gains and losses on investment securities	(0.13)	—	—	(0.13)
Regulatory disallowances and restructuring costs	0.03	—	—	0.03
Pension expense related to previously disposed of gas distribution business	0.04	—	—	0.04
Merger related costs	0.01	0.01	0.17	0.19
Total Adjustments	(0.05)	0.01	0.17	0.13
Ongoing Earnings (Loss)	$1.76	$0.74	$(0.22)	$2.28
Average Diluted Shares Outstanding: 80,302,542

PNM Resources, Inc. and Subsidiaries
Schedule 5
Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Year Ended December 31,
	2021	2020	2019
	(In thousands, except per share amounts)
Electric Operating Revenues	$1,779,873	$1,523,012	$1,457,603
Operating Expenses:
Cost of energy	644,853	447,241	412,812
Administrative and general	230,292	216,334	189,227
Energy production costs	143,931	137,977	142,545
Regulatory disallowances and restructuring costs	1,194	1,098	151,095
Depreciation and amortization	284,107	275,612	267,808
Transmission and distribution costs	81,335	77,943	69,862
Taxes other than income taxes	86,008	81,526	80,054
Total operating expenses	1,471,720	1,237,731	1,313,403
Operating income	308,153	285,281	144,200
Other Income and Deductions:
Interest income	14,662	14,223	14,022
Gains on investment securities	16,850	21,599	29,589
Other income	20,200	19,973	15,382
Other (deductions)	(18,559)	(18,732)	(15,328)
Net other income and (deductions)	33,153	37,063	43,665
Interest Charges	96,877	114,392	121,016
Earnings before Income Taxes	244,429	207,952	66,849
Income Taxes (Benefits)	32,582	20,636	(25,282)
Net Earnings	211,847	187,316	92,131
(Earnings) Attributable to Valencia Non-controlling Interest	(15,490)	(14,013)	(14,241)
Preferred Stock Dividend Requirements of Subsidiary	(528)	(528)	(528)
Net Earnings Attributable to PNMR	$195,829	$172,775	$77,362
Net Earnings Attributable to PNMR per Common Share:
Basic	$2.28	$2.16	$0.97
Diluted	$2.27	$2.15	$0.97